EXHIBIT 5.2

June 16, 2015

Eagle Bulk Shipping Inc.
477 Madison Avenue, Suite 1405
New York, NY 10022

Re: Eagle Bulk Shipping Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), in connection with the Registration Statement on Form S-3 (as it may be amended from time to time, the “Registration Statement”), initially filed on May 1, 2015 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to the Company contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by (1) the Company of an unspecified number or amount and aggregate initial offering price of securities (the “Primary Securities”) consisting of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s Preferred Stock, par value $0.01 per share (the “Preferred Stock”), (c) senior and subordinated debt securities of the Company (the “Debt Securities”), (d) guarantees of the Debt Securities (the “Guarantees”) by subsidiaries of the Company named as additional registrants in the Registration Statement (the “Subsidiary Guarantors”), (e) warrants (the “Warrants”) to purchase the Company’s debt or equity securities, securities of third parties or certain other rights, or any combination of the foregoing, (f) purchase contracts (the “Contracts”) obligating holders to purchase from the Company, and the Company to sell to holders, debt or equity securities, securities of third parties or certain other rights, or any combination of the foregoing or currencies in the future, (g) rights (the “Rights”) to purchase the Company’s equity securities, (h) units (the “Units”), each consisting of one or more rights, purchase contracts, warrants, preferred stock, common stock or any combination of such securities and (i) Warrant Shares (as defined below) upon the exercise of the Existing Warrants (as defined below) by certain persons as described in the Registration Statement and (2) certain selling shareholders named in the Registration Statement (the “Selling Shareholders”) of (a) 21,861,355 shares of Common Stock, (b) currently outstanding warrants (the “Existing Warrants”) governed by that certain Warrant Agreement, dated as of October 16, 2014 (the “Warrant Agreement”), between the Company and Computershare Inc., as warrant agent, to purchase up to 75,518 shares of Common Stock (the “Warrant Shares”), and (c) the Warrant Shares issuable upon exercise of the Existing Warrants (collectively, the “Secondary Securities” and, together with the Primary Securities, the “Securities”). The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act.

One Bryant Park / New York, New York 10036-6745 / 212.872.1000 / fax: 212.872.1002 / akingump.com

Eagle Bulk Shipping Inc.

June 16, 2015

We have examined originals or certified copies of (a) the Registration Statement, (b) the form of senior indenture filed as Exhibit 4.8 to the Registration Statement (as amended, supplemented or modified from time to time, the “Senior Indenture”), to be entered into by the Company and the trustee to be named therein, (c) the form of subordinated indenture filed as Exhibit 4.9 to the Registration Statement (as amended, supplemented or modified from time to time, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures” and each, an “Indenture”), to be entered into by the Company and the trustee to be named therein, (d) the Warrant Agreement filed as Exhibit 10.2 to the Registration Statement, (e) Debtor’s Prepackaged Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, dated August 6, 2014, (f) Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ (A) Disclosure Statement and (B) Solicitation of Votes and Solicitation Procedures and (II) Confirming the Debtor’s Prepackaged Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, dated September 22, 2014, (g) certain resolutions adopted by the board of directors of the Company, related to the registration of the Securities and related matters and (h) such other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and that the Securities will conform to the applicable specimen thereof filed as an exhibit to the Registration Statement.

In addition, this opinion assumes that:

(a)     the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Act and will remain effective and shall not have been terminated or rescinded through any offer and sale of Securities;

(b)     for each type or series of Securities the Company and/or the Selling Shareholders offer by means of a Prospectus, the Company will have prepared and filed with the Commission under the Act a Prospectus Supplement which describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities being offered, which also describes that other type or series;

(c)     the Company and/or the Selling Shareholders will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplements and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Securities will not violate any applicable law or any debt securities of the Company or result in a default or breach of any agreement binding upon the Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

Eagle Bulk Shipping Inc.

June 16, 2015

(d)     (i) in the case of Securities of any type which the Company issues and sells, the Board of Directors of the Company (or any authorized committee thereof (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize and approve the issuance of those Securities and the other Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities, and approve the terms of the offering and sale of those Securities; and (ii) in the case of Guarantees by any Subsidiary Guarantor, such Subsidiary Guarantor will have taken all corporate, limited liability company or other action necessary to authorize and approve the issuance of those Guarantees, and approve the terms of the offering and sale of those Guarantees;

(e)     (i) the terms of the Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the Company’s Second Amended and Restated Articles of Incorporation, including any amendments thereto, the Company’s Second Amended and Restated By-Laws, including any amendments thereto, or other organizational documents of the Company and, if such Securities constitute Guarantees, the applicable organizational documents of the Subsidiary Guarantors and (ii) the terms of the Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, any applicable law or any agreement or instrument binding on the Company or any Subsidiary Guarantor, if applicable, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any Subsidiary Guarantor, if applicable, and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture and the applicable resolutions of the Board, supplemental indenture or officers’ certificate relating to such Debt Securities;

(f)     the Company and the initial purchasers or underwriters of the Securities of any type will have duly authorized, executed and delivered a definitive purchase, underwriting or similar agreement relating to those Securities, which shall have been duly authorized, executed and delivered by the Company and the other parties thereto;

(g)     in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance on that conversion, exchange, redemption or exercise;

(h)     (i) in the case of any Securities, other than the Guarantees, at the time of the issuance of the Securities, (A) the Company will be a corporation existing and in good standing under the laws of the Republic of the Marshall Islands and (B) the Company will have all necessary corporate power and due authorization; and (ii) in the case of the Guarantees, (A) each Subsidiary Guarantor will be a corporation, limited liability company or other entity existing and in good standing under the laws of its jurisdiction of incorporation or formation and (B) each Subsidiary Guarantor will have all necessary corporate, limited liability company or other power and due authorization;

Eagle Bulk Shipping Inc.

June 16, 2015

(i)     at the time of execution, authentication, issuance and delivery of any Debt Securities of any series, (i) the Board will have designated and established the terms of the series to which those Debt Securities belong and those Debt Securities will not include any provision that is unenforceable; (ii) the applicable Indenture and the trustee thereunder will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable; (iii) the applicable Indenture will continue to be, and any supplemental indenture to such Indenture or officers’ certificate delivered pursuant to such Indenture relating to such Debt Securities will have been authorized, executed and delivered by the Company and the trustee thereunder, as applicable; (iv) forms of Debt Securities complying with the terms of the applicable Indenture and evidencing those Debt Securities will have been executed, authenticated, issued and delivered in accordance with the provisions of such Indenture, the applicable resolutions of the Board or supplemental indenture or officers’ certificate relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement therefore; and (v) the applicable Indenture, including any supplemental indenture or officers’ certificate relating to such Debt Securities, and any Guarantee of such Debt Securities issued in connection therewith will be a valid and binding obligation of each party thereto other than the Company and the Subsidiary Guarantors identified in Exhibit A hereto (the “Specified Subsidiary Guarantors”), as applicable, enforceable against such party in accordance with its terms, and shall purport to be governed by the laws of the State of New York;

(j)     in the case of Warrants (other than the Existing Warrants), (i) the Board will have designated and established the terms of such Warrants and any related warrant agreement and such Warrants and related warrant agreement will not include any provision that is unenforceable; (ii) forms of such Warrants complying with the terms of the related warrant agreement and evidencing those Warrants will have been executed and delivered in accordance with the provisions of the related warrant agreement; and (iii) any such definitive warrant or similar agreement shall have been authorized, executed and delivered by the parties thereto, and shall be a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, and shall purport to be governed by the laws of the State of New York; and

(k)     in the case of Contracts, Rights or Units, (i) the Board will have designated and established the terms of such Contracts, Rights or Units and any related purchase contract agreements and such Contracts, Rights or Units and related purchase contract agreements will not include any provision that is unenforceable; (ii) forms of such Contracts, Rights or Units complying with the terms of the related purchase contract agreements and evidencing those Contracts, Rights or Units will have been executed and delivered in accordance with the provisions of the related purchase contract agreements; and (iii) any such definitive purchase contract or similar agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and shall purport to be governed by the laws of the State of New York.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.     With respect to Securities constituting Debt Securities, when such Debt Securities have been duly executed, authenticated, issued and delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the applicable Indenture and any applicable resolutions of the Board, supplemental indenture or officers’ certificate relating to the Debt Securities and any applicable definitive purchase, underwriting or similar agreement, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be valid and binding obligations of the Company.

Eagle Bulk Shipping Inc.

June 16, 2015

2.     With respect to Securities constituting Guarantees, when the relevant Subsidiary Guarantors have taken all necessary action to authorize and approve the issuance of such Guarantees and the applicable Indenture and any officers’ certificate or supplemental indenture thereto containing such Guarantees have been duly executed, issued and delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the applicable Guarantee and any applicable definitive purchase, underwriting or similar agreement, such Guarantees (i) will have been duly authorized by all necessary limited liability company action on the part of the Specified Subsidiary Guarantors and (ii) will be valid and binding obligations of each relevant Subsidiary Guarantor.

3.      With respect to Securities constituting Warrants (other than the Existing Warrants), when (i) the Company has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued, delivered and paid for as contemplated by the Registration Statement, the Prospectus, and the applicable Prospectus Supplement and in accordance with the applicable definitive warrant or similar agreement, such Warrants will be valid and binding obligations of the Company.

4.     The Existing Warrants are valid and binding obligations of the Company.

5.      With respect to Securities constituting Contracts, Rights or Units, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Contracts, Rights or Units, the terms of the offering thereof and related matters and (ii) such Contracts, Rights or Units have been duly executed, countersigned, issued, delivered, and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement in accordance with the applicable definitive purchase contract or similar agreement, such Contracts, Rights or Units will be valid and binding obligations of the Company.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and, for purposes of our opinion in paragraph 2 only, the Limited Liability Company Act of the State of Delaware.

Eagle Bulk Shipping Inc.

June 16, 2015

B.     The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding at law or in equity), and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.     This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

Eagle Bulk Shipping Inc.

June 16, 2015

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours, /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Exhibit A

Eagle Bulk (Delaware) LLC

Eagle Management Consultants LLC

Eagle Ship Management LLC